EXHIBIT 99.9
CONSENT OF GEORGE A. BURNETT
TO BE NAMED A DIRECTOR OF R.H. DONNELLY CORPORATION
     I hereby consent to my being named in the Registration Statement on Form S-4 of R.H. Donnelley Corporation (the “Company”), and all amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon consummation of the transactions contemplated in the Registration Statement.

November 7, 2005	/s/ George A. Burnett
George A. Burnett